Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 333-248754), Form S-3 (No. 333-231925) and Form S-8 (No. 333-225058) of Talos Energy Inc., of (i) our report dated October 21, 2020, containing information relating to Talos Energy Inc.’s estimated reserves as of September 30, 2020, and (ii) all references to our firm or such reports included in such Registration Statements.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B Talley, Jr.
Richard B Talley, Jr., P.E.
Senior Vice President

Houston, Texas

December 8, 2020